Exhibit 10.6

STANLEY ASSOCIATES, INC.

EXECUTIVE DEFERRED COMPENSATION AND

EQUITY INCENTIVE PLAN

ii

		Page

SECTION XII	GOVERNING LAW	23

SECTION XIII	EXPENSES OF ADMINISTRATION	23

SECTION XIV	REGISTRATION OF RESTRICTED STOCK	23

14.1	Registration Requirement	23
14.2	Written Notification	24
14.3	Prospectus; Indemnification	24

SECTION XV	EFFECTIVE DATE	24

iii

STANLEY ASSOCIATES, INC.

EXECUTIVE DEFERRED COMPENSATION AND

EQUITY INCENTIVE PLAN

SECTION I

PURPOSE

This Plan’s purpose is to keep personnel of experience and ability in the employ of, or on the board of directors of, Stanley Associates, Inc. and its affiliated corporations and to compensate them for their contributions to the growth and profits of the Company and thereby induce them to continue to make such contributions in the future.

SECTION II

DEFINITIONS

For purposes of this Plan, the following terms will have the definitions set forth below.

2.1                               “Approved Charitable Organization” shall mean an organization approved by a majority vote of the Board acting in its sole and absolute discretion which is one or more of the following:

(a)                                 A corporation, trust, or community chest, fund, or foundation –

i. created or organized in the United States or in any possession thereof, or under the law of the United States, any State, the District of Columbia, or any possession of the United States;

ii. organized and operated exclusively for religious, charitable, scientific, literary, or educational purposes, or to foster national or international amateur sports competition (but only if no part of its activities involve the provision of athletic facilities or equipment), or for the prevention of cruelty to children or animals;

iii. no part of the net earnings of which inures to the benefit of any private shareholder or individual; and

iv. which is not disqualified for tax exemption under section 501(c)(3) of the Code.

(b)                                 A post or organization of war veterans, or an auxiliary unit or society of, or trust or foundation for, any such post or organization –

i. organized in the United States or any of its possessions, and

ii. no part of the net earnings of which inures to the benefit of any private shareholder or individual.

(c)                                  A domestic fraternal society, order, or association, operating under the lodge system, but only if the Vested Plan Shares or proceeds thereof are to be used exclusively for religious, charitable, scientific, literary, or educational purposes, or for the prevention of cruelty to children or animals.

2.2                               “Award” shall mean an award granted or issued under the Plan, including a Stock Option Award, Restricted Stock Award, or a Cash Award, or a combination of any or all of them.

2.3                               “Award Agreement” shall mean the written agreement with respect to an Award described in Section 4.8.

2.4                               “Board” shall mean the Company’s Board of Directors.

2.5                               “Bona Fide Offer” shall mean an offer in writing, signed by an outside offeror (who must be a person and/or entity other than the Company, an employee pension benefit plan maintained by the Company, or any other shareholder of the Company) who must be financially capable of carrying out the terms of such Bona Fide Offer, in a form legally enforceable against such outside offeror.

2.6                               “Cash Award” shall mean a promise to pay a sum of cash upon the termination of the Recipient’s employment as described in Section IV, below.

2.7                               “Code” shall mean the Internal Revenue Code of 1986, as amended.

2.8                               “Committee” shall mean the Executive Deferred Compensation and Equity Incentive Plan Committee as appointed from time to time by the Board, consisting of not less than three members of the Board. Until and unless the Board has appointed a Committee the powers and function of the Committee shall be vested in the Board.

2.9                               “Company” shall mean Stanley Associates, Inc.; provided that if Restricted Stock is converted or exchanged for shares of stock or other equity securities of any other corporation or business entity, as described in Section 3.1 of this Plan, then “Company” shall include the issuer of such stock or equity securities.

2.10                        “Date of Award” shall mean the date on which an Award is granted, as determined by the Committee; provided that the Date of a Restricted Stock Award shall be no later that the date on which the Recipient is issued shares of Restricted Stock, or if earlier, the date on which the Recipient makes a payment of the purchase prices of such shares.

2.11                        “Fair Market Value” shall mean, with respect to shares of the Company’s stock, as of any day:  (a) the closing price of such shares on such day or the nearest prior business day if the common stock of the Company is then traded on a nationally recognized stock exchange or quoted on the NASDAQ stock market, or its successor; and (b) if the stock of the Company is not listed for trading or quotation on any of the aforesaid dates for which closing prices of the stock are to be determined, then the Fair Market Value of each share of the

Company’s stock shall be the fair market value of the shares as last determined by an appraiser designated by the Committee[; provided that if determination of Fair Market Value is required in the case of the death or Permanent Disability of a Recipient more than [nine] months following the last determination of Fair Market Value of the shares by an appraiser, the Committee in its discretion may base its determination of Fair Market Value upon a determination by an appraiser within [three] months following such death or Permanent Disability.]  The determination of the Fair Market Value pursuant to this definition shall be conclusive and binding upon the Company and the Recipients, and shall not be subject to review by any arbitral, judicial, or other tribunal or authority.

2.12                        “Family Member” shall mean the Recipient’s spouse, a member of the Recipient’s immediate family or a trust, partnership, company or other entity of which all of the beneficial or equity interests are held by the Recipient, the Recipient’s spouse or members of the Recipient’s immediate family.

2.13                        “Financial Hardship” shall have the meaning given in Section 8.3.

2.14                        “Nonqualified Option” shall mean a Stock Option Award granted under this Plan which is not intended to qualify as an incentive stock option under Section 422 of the Code.

2.15                        “Offering Shareholder” shall have the meaning given in Section 7.4.

2.16                        “Parent” means a parent corporation of the Company within the meaning of Section 424(e) of the Code.

2.17                        “Permanent Disability” shall mean the inability of an employee or non-employee director to engage in any subsequent gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of the existence or nonexistence of disability shall be made by the Committee after medical examination(s) by a medical doctor(s) selected or approved by the Committee. If the employee or non-employee director is determined to be disabled under either a long-term disability plan of the Company or a Parent or any Subsidiary of the Company or a Parent or under the Social Security Act, the Committee shall accept such determination as proof of disability for purposes of this Section 2.15.

2.18                        “Plan” shall mean the Stanley Associates, Inc. Executive Deferred Compensation and Equity Incentive Plan.

2.19                        “Prime Rate” shall mean the rate of interest reported as the prime rate from time to time in The Wall Street Journal newspaper (or its successor in interest) in its “Money Rates” column; provided, however, if more than one rate or a range of rates are reported as the prime rate, then the higher or highest of such rates shall be considered the Prime Rate.

2.20                        “Public Offering” shall mean the consummation of a firm commitment or the completion of a best efforts underwritten public offering of, as the case may be, common stock of the Company, or another class of capital stock of the Company registered under the Securities Act of 1933, as amended.

2.21                        “Qualified Option” shall mean a Stock Option Award granted under this Plan which qualifies as an incentive stock option under Section 422 of the Code.

2.22                        “Recipient” shall mean an employee or non-employee director of the Company or a Subsidiary to whom Awards are made under this Plan, or such individual’s designated beneficiary, surviving spouse, estate, or legal representative.

2.23                        “Registered Notice” shall mean written notice delivered personally or sent by registered or certified mail, return receipt requested, and first-class postage prepaid addressed:  (a) if to the Company, to the principal office of the Company; (b) if to an employee, to the address as reflected in the payroll records of the employer of such employee; (c) and if to any other holder of Restricted Stock, to the address reflected in the stock records of the Company, unless, in each case, Registered Notice of a change of address has been received; and, if such Registered Notice is sent with respect to a Bona Fide Offer, such Registered Notice shall contain a true and complete copy of the Bona Fide Offer, setting forth the price and all terms and conditions, with the name(s), address(es) (both home and office) and business (es) or other occupation(s) of the outside offeror or offerors.

2.24                        “Restricted Stock” shall mean the shares of common stock of the Company reserved pursuant to
Section III hereof and any such shares issued to a Recipient or the Trust pursuant to this Plan.

2.25                        “Restricted Stock Award” shall mean an Award of Restricted Stock to a Recipient or the Trust as described in Section IV, below.

2.26                        “Stock Option Award” shall mean an Award to a Recipient of options to purchase Restricted Stock as described in Section IV, below.

2.27                        “Subsidiary” or “Subsidiaries” shall mean a corporation or corporations of which the Company owns, directly or indirectly, shares having a majority of the ordinary voting power for the election of directors.

2.28                        “Termination of Employment” shall mean a cessation of the employee-employer relationship between the Recipient and the Company or an affiliate of the Company for any reason, including without limitation a cessation by resignation, discharge, death, Permanent Disability, retirement or the disaffiliation of an affiliate of the Company, but excluding any such cessation where there is a simultaneous reemployment by the Company or an affiliate of the Company. In the case of a non-employee director, the “Termination of Employment” shall mean the end of service of such director, whether by death, Permanent Disability, resignation, removal, retirement, or expiration of the term of office of the non-employee director.

2.29                        “Termination of Employment with Cause” shall mean a Termination of Employment of an employee or non-employee director by reason of an act of misconduct which (a) is material, (b) is willful and in bad faith, and (c) results in material damage or harm to the Company or such affiliate, or materially adversely affects the present or future financial condition of the Company or such affiliate; provided however, that with respect to an employee or non-employee director who is a party to a written agreement with, or alternatively, participates in a compensation or benefit plan that contains a definition of “for cause” or “cause” (or words of similar import) for purposes of termination of employment thereunder by the Company or any

Subsidiary any such termination pursuant to such definition shall be a “Termination of Employment with Cause” for the purposes of this Plan.

2.30                        “Termination of Employment without Cause” shall mean a Termination of Employment of an employee or non-employee director by the Company or any affiliate thereof for any reason other than death, Permanent Disability, Voluntary Termination of Employment or Termination of Employment with Cause.

2.31                        “Trust” shall mean the Stanley Associates, Inc. Executive Deferred Compensation and Equity Incentive Plan Trust, when and if established pursuant to a trust document substantially in the form attached as Exhibit A hereto or such other form as the Board may approve. The Trust is intended to be an irrevocable grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code.

2.32                        “Trust Award” shall mean a Restricted Stock Award pursuant to which shares of Restricted Stock are issued in the name of the Trust, as further described in Section 5.1(b).

2.33                        “Vested Plan Shares” shall mean any fully vested shares of Restricted Stock issued to a Recipient or the Trust pursuant to this Plan.

2.34                        “Voluntary Termination of Employment” means the Termination of Employment by an employee or non-employee director; provided that such person has complied with all notice requirements with respect to such termination under this Plan, the applicable policies of the Board and of the employee’s employer and any employment or other agreement to which the person is a party, and provided further that the employee or non-employee director is not Permanently Disabled at the time of such termination.

2.35                        “Voting Award” shall mean a Restricted Stock Award pursuant to which shares of Restricted Stock are issued in the name of the Recipient, as further described in Section 5.1(a).

SECTION III

RESTRICTED STOCK RESERVE

3.1                               Restricted Stock Reserve. The Company will establish a Restricted Stock Reserve to which will be credited 500,000 shares of the common stock of the Company, par value $.01 per share. Should the shares of the Company’s common stock, due to a stock split or stock dividend or combination of shares or any other change, or exchange for other securities, by reclassification, reorganization, merger, consolidation, recapitalization or otherwise be increased or decreased or changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company or of another corporation, the number and kind of shares then remaining in the Restricted Stock Reserve shall be appropriately adjusted by the Committee to reflect such action to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. If any such adjustment results in a fractional share, the fraction shall be disregarded.

3.2                               Adjustments to Reserve. Upon the grant of a Restricted Stock Award or Stock Option Award hereunder, the reserve will be reduced by the number of shares of Restricted Stock so awarded or underlying such Stock Option Award. Upon the repurchase of Restricted Stock by the Company pursuant to Section V, VII or VIII hereof, or expiration or termination of Stock Option Awards unexercised for any reason, the reserve shall be increased by such number of shares, and such shares of Restricted Stock may again be the subject of an Award hereunder.

3.3                               Distributions of Restricted Stock. Distributions of Restricted Stock, as the Committee shall in its sole discretion determine, may be made from authorized but unissued shares or from treasury shares. All authorized and unissued shares issued as Restricted Stock in accordance with the Plan shall be fully paid and non-assessable shares and free from preemptive rights.

SECTION IV

AWARD DETERMINATIONS AND PROCEDURES

4.1                               Types of Awards. Awards to Recipients under the Plan may be composed of any or all of (a) promises to pay cash, the amount of which may be fixed at the time of the grant or vary based on factors such as the achievement of performance objectives or changes in the Fair Market Value of Company stock (“Cash Awards”), (b) issuance of shares of Restricted Stock (“Restricted Stock Awards”), and (c) grants of options to purchase Restricted Stock (“Stock Option Awards”). Restricted Stock Awards may be issued as Voting Awards or Trust Awards. Stock Option Awards may be issued as Qualified Options or Nonqualified Options; provided that Qualified Options may only be issued to employees of the Company or a Subsidiary.

4.2                               Limit on Restricted Stock Awards. The total number of shares of Restricted Stock, which may be awarded pursuant to this Plan, including Restricted Stock issuable pursuant to Stock Option Awards, will not exceed the amount available therefor in the Restricted Stock reserve. Any or all of such shares of Restricted Stock may be issued under Qualified Options.

4.3                               Cash Awards. In the case of Cash Awards, the Committee may, at its discretion, provide that Awards shall be deemed to accrue interest until paid, and such deemed interest shall become part of the Cash Award payable to the Recipient hereunder. Unless otherwise determined by the Committee and set forth in the Award Agreement, the rate of such interest shall be equal to the Prime Rate on the Date of Award.

4.4                               Eligible Participants. Any key employee of the Company or any Subsidiary (including officers and directors) shall be eligible to receive an Award pursuant to the Plan. Any non-employee director of the Company or any Subsidiary shall be eligible to receive an Award (other than a Qualified Option) pursuant to the Plan.

4.5                               Participation in Other Stock Option Plans. A person who has received options to purchase stock under any stock option plan of the Company or a Subsidiary may exercise the same in accordance with their terms, and will not by reason thereof be ineligible to receive Awards under this Plan.

4.6                               Selection by the Committee; Board.

(a)                                 Awards to Employees. From the employees eligible to receive Awards pursuant to the Plan, the Committee may from time to time select those employees who shall receive Awards. Such determinations shall include the amount of cash and/or the number of shares of Restricted Stock or Stock Options that are to be awarded to each such individual, the purchase price, if any, for such shares, and the vesting criteria for the Award. In making Awards, the Committee shall consider the position and responsibilities of the eligible employees, the value of their services to the Company and its Subsidiaries and such other factors as the Committee deems pertinent.

(b)                                 Awards to Non-Employee Directors. The Committee may make recommendations to the Board for Awards to non-employee directors. The recommendations shall include the amount of cash and/or the number of shares of Restricted Stock or Non-Qualified Stock Options that are to be awarded to each such non-employee director, the purchase price, if any, for such shares and any vesting criteria. Awards to non-employee directors shall be made by the Board.

4.7                               Conditions to Vesting. The Committee may, at its discretion, condition Awards in whatever manner it so chooses, including, but not limited to, continued employment for a specific period and/or the achievement of other performance objectives. Upon the satisfaction of all such conditions as determined by the Committee pursuant to Section 9.1, the Recipient’s rights with respect to the Award shall be vested in accordance with the terms of the Plan.

4.8                               Award Agreement/Payment. Each Award shall be evidenced by a written agreement between the Company and the Recipient setting forth the terms and conditions of the Award in the form prescribed by the Committee. Upon receiving an Award, the Recipient shall deliver to the Company (a) the purchase price, if any, for shares of Restricted Stock distributed on the Date of Award and (b) the Award Agreement, signed by the Recipient. Unless otherwise determined by the Committee, the failure to deliver such Award Agreement, and, if applicable such payment, within fifteen (15) days from the Date of Award shall terminate any and all rights of the Recipient in such Award.

4.9                               Section 83(b) Election. If, in the case of any Restricted Stock Award that is not a Trust Award, the Recipient makes an election to include the value of such shares of Restricted Stock in income under Section 83(b) of the Code or revokes such an election, the Recipient must notify the Company in writing of such election or revocation within thirty (30) days thereof.

SECTION V

RESTRICTED STOCK AWARDS

5.1                               Transfer/Issuance. After all requirements described in Section 4.8, above, and Section 8.11 below, are satisfied, the shares of Restricted Stock will be promptly issued or transferred and a certificate or certificates for such shares shall be issued in the name of the Recipient or the Trust as provided below. The Restricted Shares so issued shall constitute issued and outstanding shares of Common Stock for all corporate purposes and the record holder of such shares shall thereupon be a shareholder of all the shares represented by the certificate or certificates. As such, the record holder will have all the rights of a shareholder with respect to such shares, including the right to vote them and to receive all dividends and other distributions paid with respect to them, provided, however, that the shares shall be subject to the restrictions in this Section V and Section VII.

(a)                                 Voting Award. If the Committee so determines, certificates representing shares of Restricted Stock may be issued in the Recipient’s name. Such certificates shall remain in the custody of the Company and the Recipient shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or any portion of the Restricted Shares that shall be forfeited or otherwise not become vested in accordance with the Plan and the Award Agreement; provided that, if the Committee so determines, such certificates and instruments may be deposited with an escrow agent designated by the Committee, under a deposit agreement containing such terms and conditions as the Committee shall approve, the expenses of such escrow to be borne by the Company. Unless otherwise provided in the Award Agreement, the Recipient will have the right to vote such shares of Restricted Stock, to receive and retain all dividends and distributions paid or distributed on such shares, and to exercise all other rights, powers and privileges of a shareholder with respect to such Restricted Shares; except that (i) the Recipient will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until and unless all vesting requirements with respect thereto shall have been fulfilled or waived; (ii) any such dividends and distributions paid in shares of Company stock shall constitute shares of Restricted Stock and be subject to all of the same restrictions as the Restricted Stock with respect to which they were paid; (iii) the Recipient may not sell, assign, transfer, pledge, exchange, encumber or dispose of the shares of Restricted Stock or his or her interest in any of them until all vesting requirements and other applicable provisions of the Plan with respect thereto have been fulfilled or waived; and (iv) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Stock Award will cause a forfeiture of such Restricted Stock.

(b)                                 Trust Award. If the Committee so determines, certificates representing shares of Restricted Stock may be issued in the name of the Trust. The Recipient will have no rights in respect of such shares of Restricted Stock other than those set forth in the Plan or the Award Agreement. Except as otherwise provided in the Plan or the Award Agreement, such rights may not be assigned or transferred except by will or by the laws of descent and distribution. The Recipient will not have the right to vote such shares of Restricted Stock, to receive or retain any dividends and distributions paid or distributed on such shares of Restricted Stock, or to exercise any other rights, powers and privileges of a holder of Common Stock with respect to such shares of Restricted Stock held by the Trust, all of which rights shall be exercised as provided in the Trust; provided, however, that any such dividends and distributions paid in shares of Company stock shall constitute additional shares of Restricted Stock and be subject to all of the same rights and restrictions as the shares of Restricted Stock with respect to which they were paid. Upon Termination of Employment, the Recipient will be entitled to delivery of all shares of Restricted Stock which have become vested (including any shares of Restricted Stock that become vested as a result of such Termination of Employment); provided that with respect to any shares of Restricted Stock which the Company is obligated to purchase pursuant to the Plan, or has exercised its option to purchase under the Plan, the Recipient shall have only the right to receive the proceeds of such sale, net of any applicable withholding amounts, as provided in Section 8.12. All shares of Restricted Stock, whether held by the Trust or the Recipient shall be subject to the terms and provisions of the Plan and the Award Agreement.

5.2                               Stock Splits, Dividends, etc. If, due to a stock split, stock dividend, combination of shares, or any other change or exchange for other securities by reclassification, reorganization, merger, consolidation, recapitalization or otherwise, the Recipient, as the owner of Restricted Stock subject to restrictions hereunder, shall be entitled to new, additional, or different shares of stock or securities, then all Plan provisions relating to restrictions and lapse of restrictions will apply to such new, additional, or different shares or securities to the extent applicable to the shares with respect to which they were distributed (all of which shall be deemed Restricted Stock hereunder), and the certificate or certificates for, or other evidences of, such new, additional, or different shares or securities, together with a stock power or other instrument of transfer appropriately endorsed, shall be delivered to the Company or escrow agent, as applicable, in accordance with the Plan and all Award Agreements relating thereto.

SECTION VI

STOCK OPTION AWARDS

6.1                               Grant of Stock Option Awards. No Stock Option Award may be granted after the expiration of ten (10) years from the effective date of this Plan.

6.2                               Exercise of Stock Option Awards. Recipients may exercise at any time or from time to time all or any portion of a vested Stock Option Award. A Stock Option Award shall be exercisable only to the extent it is vested. Stock Option Awards will vest either immediately or periodically over a period not exceeding ten (10) years as set forth in the Award Agreement and Section VIII. Vesting of all or any portion of a Stock Option Award may be accelerated at the discretion of the Committee at any time or upon the occurrence of any event other than a Termination of Employment with Cause.

(a)                                 To the extent that the aggregate Fair Market Value of the common stock of the Company with respect to which options qualifying as incentive stock options under Section 422 of the Code are exercisable by the Recipient for the first time during any calendar year (under all stock option plans of the Company, its Parents and Subsidiaries) exceeds $100,000, such Stock Option Awards are Nonqualified Options. For the purposes of this paragraph, the Fair Market Value of the common stock of the Company shall be determined as of the Date of Award of the Stock Option Award with respect to such common stock. This paragraph shall be applied by taking Stock Option Awards into account in the order in which they were granted.

(b)                                 A Recipient shall exercise a Stock Option Award by delivering to the Company at its headquarters a written notice signed by the Recipient that states the number of shares of Restricted Stock to be purchased in cash accompanied by payment of the exercise price. If approved in advance by the Board, payment of the exercise price may be in the form of stock of the Company having an aggregate Fair Market Value equal to the cash exercise price or may be deferred in accordance with a deferred payment or other arrangement approved by the Committee. In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at not less than the applicable federal rate of interest determined in accordance with Section 1274(d) of the Code. Shares of Restricted Stock issuable pursuant to an exercise of a Stock Option Award shall be issued pursuant to and in accordance with Section V, and unless otherwise provided in the Award Agreement, shall be issued to the Recipient as a fully-vested Voting Award.

6.3                               Exercise Price. The exercise price of each Stock Option Award shall be established by the Committee or the Board pursuant to Section 4.6, subject to the provisions of this Section 6.3:

(a)                                 The exercise price of each Qualified Option shall be at least equal to the Fair Market Value of the common stock of the Company on the Date the Award of the Qualified Option. In the case of a Qualified Option granted to a person who owns, immediately after the grant of such Qualified Option, stock possessing more than 10% of the total combined voting power of the Company, or of its Parent or Subsidiary, the exercise price of the Qualified Option shall be at least 110% of the Fair Market Value of the common stock of the Company on the Date of Award of the Qualified Option.

(b)                                 The exercise price of each Nonqualified Option shall be at least equal to 85% of the Fair Market Value of the common stock of the Company on the Date of Award of the Nonqualified Option. In the case of a Nonqualified Option granted to a person who owns, immediately after the grant of such Nonqualified Option, stock possessing more than 10% of the total combined voting power of the Company, or its Parent or Subsidiary, the exercise price of the Nonqualified Option shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Award of the Nonqualified Option.

6.4                               Expiration of Stock Option Awards. Each Stock Option Award shall expire on the date set forth in the Award Agreement, provided that (a) each Stock Option Award shall expire not later than ten (10) years after the Date of Award, and (b) each Qualified Option granted to any person who owns stock possessing more than 10% of the total combined voting power of the Company, or of its Parent or Subsidiary, shall expire not later than five (5) years after the Date of Award. Notwithstanding the foregoing, if a Termination of Employment occurs before the expiration date set forth in the Award Agreement, the Stock Option Award granted under the Award Agreement shall terminate on the date of such Termination of Employment; provided, however, that the portion of the Stock Award Option which is vested as of the date of such Termination of Employment shall be exercisable for a period of sixty (60) days thereafter or, if such Termination of Employment is due to the Recipient’s death or Permanent Disability, for a period ending no later than one (1) year following the date of death or Permanent Disability.

6.5                               Adjustment Provisions. Subject to any required action by the shareholders of the Company, the Committee will make a proportionate adjustment in the number and kind of shares of Restricted Stock covered by each outstanding Stock Option Award and the exercise price per share to account for any increase or decrease in the number of issued shares of common stock of the Company resulting from a stock split (whether by subdivision or consolidation of shares) or any payment of a share dividend (but only on the common stock of the Company) or any change or exchange of issued shares of common stock of the Company by reclassification, reorganization, merger, consolidation, recapitalization or other similar actions so as to prevent dilution or enlargement of the benefits of such Stock Option Award to the Recipient.

6.6                               Notice of Disposition of Shares. The Recipient shall give written notice to the Company of his or her intent to make any disposition of the shares acquired upon exercise of a Qualified Option if such disposition occurs within two (2) years after the Date of Award of the Qualified Option or within one year after the date the Qualified Option was exercised. The Recipient shall be required to make appropriate arrangements with the Company for satisfaction of any federal state or local taxes the Company is required to withhold as a result of such disposition.

6.7                               Forfeiture or Suspension of Stock Option Awards for Cause. If the President of the Company or his or her designee reasonably believes a Recipient has committed an act of misconduct as described in this Section 6.7, the President or such designee may suspend the Recipient’s rights to exercise any Stock Option Award pending a determination by the Board. If the Board determines a Recipient has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if a Recipient makes an unauthorized disclosure of any trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Company, engages in any conduct constituting discrimination, sexual harassment or retaliation in violation of Company policies or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Recipient nor his or her estate shall be entitled to exercise any Stock Option Awards whatsoever. In making such determination, the Board shall act fairly and shall give the Recipient an opportunity to appear and present evidence on his or her behalf at a hearing before the Board.

6.8                               Designation of Beneficiaries. If permitted by the Committee, a Recipient of a Stock Option Award may designate a beneficiary or beneficiaries in the event of the death of the

Recipient and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Committee on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Recipient.

SECTION VII

RESTRICTIONS ON TRANSFER OF RESTRICTED STOCK

7.1                               Restrictions on Transfer. Except as otherwise provided under the Plan, a Recipient (including for the purposes of this Section 7.1 any former Recipient or transferee of a Recipient) shall not sell, exchange, deliver or assign, pledge, mortgage, hypothecate or otherwise encumber, transfer or permit to be transferred any shares of Restricted Stock acquired pursuant to this Plan (including Vested Plan Shares), whether voluntarily, involuntarily or by operation of law, including, without limitation, the laws of bankruptcy, insolvency, intestacy, descent and distribution, or succession, except as required to do so under applicable law.

7.2                               Transfers Upon Death. In the event of the death of a Recipient (including for the purposes of this
Section 7.2 any former Recipient or transferee of a Recipient), any Restricted Stock then held of record by the Recipient may be transferred to such Recipient’s executor, administrator, personal or legal representative, legatee, heir or distributees of his or her estate, provided, that, as a condition of any such transfer, such prospective transferee shall provide to the Company, at its request, sufficient evidence of his or its legal right and authority to have any of the Restricted Sock so transferred. The Restricted Stock so transferred shall be subject to the provisions of this Plan.

7.3                               Permitted Transfers of Vested Plan Shares. Notwithstanding Section 7.1, a Recipient (including for the purposes of this Section 7.3 any former Recipient or transferee of a Recipient) may sell, grant, transfer or deliver any Vested Plan Shares to any one or more employees or non-employee directors of the Company or any Subsidiary to the Company, to an Approved Charitable Organization or to a Family Member; provided that the approval of the Board of such sale, grant, transfer, or delivery is obtained by the affirmative vote of the members of the Board. Furthermore, a Recipient (including a former Recipient or transferee) may sell any Vested Plan Shares to an employee stock, profit sharing or retirement benefit plan sponsored or maintained by the Company; provided that the approval of such sale is approved by the Board and the trustees of any such plan. Any Vested Plan Shares transferred to any one or more employees or non-employee directors of the Company or any Subsidiary, to an Approved Charitable Organization or to a Family Member shall continue to be subject to the provisions of the Plan, including the purchase rights of the Company and its other shareholders set forth in this Section VII and Section VIII; provided that in the case of a transfer to an Approved Charitable Organization or to a Family Member, each reference to the Termination of Employment of the Recipient herein shall be deemed continued reference to the Recipient who transferred the Vested Plan Shares to the Approved Charitable Organization or the Family Member, including, without limitation, for the purposes of Sections 7.5, 7.6, 7.7 and 8.4(b). Any transfer of Vested Plan Shares pursuant to this Section 7.3 shall be conditioned upon the receipt by the Company of the agreement in writing, satisfactory to the Board, of the transferee to be bound by the provisions of this Plan.

7.4                               Right of First Refusal.

(a)                                 In the event that a Recipient (including for the purposes of this Section 7.4 any former Recipient or transferee of a Recipient) shall receive a Bona Fide Offer to purchase (whether outright or pursuant to a merger, consolidation, reorganization, or similar transaction) all (but not less than all) of such Recipient’s Vested Plan Shares, and in the further event that such Recipient (hereinafter referred to for all purposes of this Section 7.4 as the “Offering Shareholder”) is willing to accept such Bona Fide Offer, he or she shall promptly send Registered Notice to the Company, offering to sell his or her Vested Plan Shares to the Company at the price provided in Section 7.4(b) hereof and upon the same terms and conditions as are contained in the Bona Fide Offer. The Company shall then have such rights and privileges for the prescribed time periods as are set forth in Section 7.4(c) hereof.

(b)                                 For purposes of this Section 7.4, the purchase price for the Vested Plan Shares of the Offering Shareholder shall be the lower of (A) the Fair Market Value as determined pursuant to the last valuation preceding the receipt of such Bona Fide Offer or (B) the price provided under such Bona Fide Offer.

(c)                                  Whenever the Recipient has received a Bona Fide Offer to purchase all of his or her Vested Plan Shares and provided Registered Notice pursuant to Section 7.4(a) hereof, the following procedures shall be complied with:

i. For a period of sixty (60) days from its receipt of the Registered Notice pursuant to Section 7.4(a) hereof, the Company shall have the right, at its sole option, to purchase all or any part of the Vested Plan Shares so offered at the purchase price provided in Section 7.4(b) hereof and upon such other terms and conditions as are contained in the Bona Fide Offer. If the Company shall not elect to purchase all of the shares so offered within such sixty (60)-day period for any reason whatsoever, then each employee stock, profit sharing or retirement benefit plan maintained by the Company that is authorized to purchase and hold shares of common stock of the Company shall have the right, at its sole option, for a period of thirty (30) days after the expiration of such sixty (60)-day period, to purchase pro rata, in proportion to such plan’s respective ownership of shares of common stock, or in such other proportion as they shall otherwise agree upon, all (but not less than all) of the Vested Plan Shares offered as aforesaid to the Company and not elected to be purchased by the Company. The Company and the employee pension benefit plans shall exercise such options to purchase by giving Registered Notice to the Offering Shareholder, within the prescribed time periods, of such intention to exercise.

ii. If the Company and the employee pension benefit plans shall not, individually or together, purchase within the prescribed time periods all of the shares covered by the Bona Fide Offer, the Offering Shareholder shall have the right to accept the Bona Fide Offer in whole (but not in part) and to sell such Vested Plan Shares, subject to the provisions and restrictions of this Plan, but only in strict accordance with all of the provisions of the Bona Fide Offer.

iii. For all purposes of this Section 7.4, such sale by the Offering Shareholder must be fully consummated within one hundred twenty (120) days after the date of mailing of the Registered Notice by the Offering Shareholder, and, in the event that such sale is not fully consummated within such period or the terms of the Bona Fide Offer change, the provisions of this Section 7.4 must again be complied with by the Offering Shareholder.

7.5                               Death or Permanent Disability of a Recipient. In the case of the death or Permanent Disability of a Recipient, such Recipient shall have the obligation to sell to the Company, and the Company shall have the obligation to purchase, all of the Vested Plan Shares held by such Recipient, in accordance with this Section 7.5 and Sections 8.5 through 8.12. The price for the Vested Plan Shares to be acquired or purchased under this Section 7.5 shall be equal to the Fair Market Value of such Vested Plan Shares as of the date of Termination of Employment.

7.6                               Voluntary Termination of Employment. In the event of a Voluntary Termination of Employment of a Recipient, the Company may elect to purchase and, if the Company so elects, the Recipient shall have the obligation to sell to the Company, all of the Vested Plan Shares held by such Recipient, in accordance with the provisions of this Section 7.6 and Sections 8.5 through 8.12. The price for the Vested Plan Shares of the Recipient to be purchased pursuant to this Section 7.6 shall be equal to the Fair Market Value of such Vested Plan Shares as of the date of Termination of Employment. A Recipient shall give at least ten (10) days prior written notice of Voluntary Termination of Employment to the Company. The Company shall give written notice of its election to purchase (or its decision not to purchase) such Vested Plan Shares within sixty (60) days thereafter; provided that if the Recipient is entitled to exercise a Stock Option Award following the Termination of Employment of the Recipient, the Company shall give written notice of its election to purchase (or its decision not to purchase) Vested Plan Shares issuable upon such exercise within sixty (60) days after the exercise of such Stock Option Award.

7.7                               Termination of Employment with Cause or without Cause. In the event of a Termination of Employment with Cause or without Cause, the terminated Recipient shall sell to the Company, and the Company shall purchase, all of the Vested Plan Shares held by such Recipient, in accordance with the provisions of this Section 7.7 and Sections 8.5 through 8.12. The price for the Vested Plan Shares of the Recipient to be purchased pursuant to this Section 7.7 upon Termination of Employment without Cause shall be equal to the Fair Market Value of such Vested Plan Shares. The price for the Vested Plan Shares of the Recipient to be purchased pursuant to this Section 7.7 upon Termination of Employment with Cause shall be the least of (i) the federal income tax basis of the Recipient for such Vested Plan Shares or (ii) the Fair Market Value of such Vested Plan Shares as of the date of Termination of Employment or (iii) the amount, if any, determined pursuant to Section 8.4(b).

7.8                               Transfer Restrictions Imposed by the Securities Act.

(a)                                 Notwithstanding any other provision of this Plan, no transfer for value of any Restricted Stock, shall be valid unless (i) there is an effective registration statement under the Securities Act covering the Restricted Stock; (ii) the holder has furnished an opinion of counsel satisfactory to the Company that such registration is not required; or (iii) the holder has furnished a “no-action” letter from the staff of the Securities and Exchange Commission satisfactory to the Company that such registration is not required.

(b)                                 There shall be imprinted on the face of each certificate representing Restricted Stock a legend stating that the transferability of such shares is restricted, and the following legend shall be imprinted on the back of each such certificate:

“THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT OR LAWS OR AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL TO THE COMPANY) SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR A “NO ACTION” LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND ARE TRANSFERABLE ONLY UPON COMPLIANCE WITH, CERTAIN TRANSFER AND OTHER RESTRICTIONS CONTAINED IN THE STANLEY ASSOCIATES, INC. EXECUTIVE DEFERRED COMPENSATION PLAN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

(c)                                  Recipients may acquire Restricted Stock only for their own account and not with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act, and may dispose of such stock only in a manner consistent with the provisions of this Section VII. The Company may require Recipients to execute and be bound by an “Investment Letter” representing such investment intent.

7.9                               Lapse of Transfer Restrictions. Notwithstanding anything to the contrary in this Plan, upon a Public Offering the transfer restrictions set forth in Section VII, other than those set forth in Section 7.8(a), shall lapse with respect to all Vested Plan Shares and a Recipient shall be entitled to have the second legend set forth in Section 7.8(b) removed from any certificates representing only Vested Plan Shares. Upon a Public Offering, the rights and obligations of the Company and the Recipients set forth in Section 7.5, 7.6 and 7.7 shall remain in full force and effect with respect to all Vested Plan Shares.

SECTION VIII

VESTING AND PAYMENT

8.1                               Vested Awards. An Award shall be considered vested and eligible for payment under this Section VIII only if all preconditions to vesting established pursuant to Section IV, including any set forth in an Award Agreement, have been satisfied prior to or at the time of the Termination of Employment of the Recipient. The Committee may, in its sole discretion, cause all or a portion of an Award to immediately vest in full at any time or upon the occurrence of any event other than a Termination of Employment with Cause.

8.2                               Cash Awards. Any vested Cash Awards shall be paid to the Recipient by the first day of the month beginning at least twenty-seven (27) days after the Termination of Employment with the Company; provided that if the amount of such Cash Award is in excess of $50,000, the Cash Award, including accrued interest at the Prime Rate from the date of Termination of Employment, shall be paid in equal quarterly installments of not more than $12,500 each; provided, further, however that the Committee may, in its sole discretion, cause any or all of such quarterly installments to be accelerated or to be made in amounts larger than the amounts required by this Section 8.2.

8.3                               Financial Hardship. Any or all amounts held as vested Cash Awards or Trust Awards may be paid out or, in the case of Trust Awards, repurchased by the Company, prior to the time specified in this Section VIII in the event of a Financial Hardship. The Committee, acting in its sole discretion, shall determine whether a Financial Hardship exists (if the Committee determines that a Financial Hardship has occurred, the Committee shall also determine in its sole and absolute discretion shall determine the amount that will be distributed as a result). The Committee shall determine whether a Financial Hardship shall have occurred within thirty (30) days after receipt of Recipient’s written application to the Committee. Such notice shall contain such information as reasonably required by the Committee to make such a determination and shall specify the amount that Recipient requests. The approval of the Committee shall be given only if such Recipient is able to demonstrate that (a) a withdrawal is necessary because of an immediate and heavy financial need of the Recipient, and (b) that the amount is not in excess of the amount necessary to satisfy such financial need (including amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution) and is not reasonably available from other resources of the Recipient. For purposes of this Section, a distribution will be deemed to be made on account of an immediate and heavy financial need of the Recipient if the distribution is on account of:

i. medical expenses as described in Section 213(d) of the Code incurred by the Recipient, the Recipient’s spouse, or any dependents of the Recipient;

ii. purchase (excluding mortgage payments) of a principal residence for the Recipient;

iii. payment of tuition and related educational fees for the next twelve months of post-secondary education for the Recipient, his or her spouse, children or dependents; or

iv. the need to prevent the eviction of the Recipient from his or her principal residence or foreclosure on the mortgage of the Recipient’s principal residence.

The distribution may be treated as necessary to satisfy an immediate and heavy financial need of the Recipient where the Committee reasonably relies upon the Recipient’s representation that the need cannot be relieved by:

i. reimbursement or compensation by insurance or otherwise;

ii. reasonable liquidation of the Recipient’s assets, to the extent such liquidation would not itself cause an immediate and heavy financial need; or

iii. other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company, or by borrowing from commercial sources on reasonable terms.

8.4                               Non-Vested Restricted Stock Awards; Forfeiture or Suspension for Cause.

(a)                                 If a Recipient owns any non-vested shares of Restricted Stock at the time of the Termination of Employment of the Recipient, then (i) if the Recipient paid a purchase price for the shares, the Company shall repurchase such shares for an amount equal to the price paid by the Recipient to purchase such shares less the amount of any dividends or other distributions paid to or on behalf of the Recipient with respect to such shares; and (ii) otherwise, the shares shall be forfeited to the Company. Notwithstanding the previous sentence, if the amount payable to the Recipient pursuant to clause (i) of the preceding sentence exceeds the Fair Market Value of such shares, the Committee may, in its sole discretion, reduce such repurchase price to the Fair Market Value.

(b)                                 If the President of the Company or his or her designee reasonably believes a Recipient has committed an act of misconduct as described in this Section 8.4(b), the President or such designee may suspend the Recipient’s rights under any Restricted Stock Award pending a determination by the Board. If the Board determines a Recipient has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company, breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if a Recipient makes an unauthorized disclosure of any trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Company, engages in any conduct constituting discrimination, sexual harassment or retaliation in violation of Company policies or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Recipient nor his or her estate shall be entitled to exercise any rights with respect to Restricted Stock whatsoever; and any and all shares of Restricted Stock owned by such Recipient (or his or her estate) shall be deemed non-vested and repurchased or forfeited as provided in Section 8.4(a) and the further provisions of this Section VIII. In making such determination, the Board shall act fairly and shall give the Recipient an opportunity to appear and present evidence on his or her behalf at a hearing before the Board.

8.5                               Settlement if Company Purchases Restricted Stock. The settlement on a purchase or acquisition of shares of Restricted Stock by the Company hereunder shall be held no later than ninety (90) days after: (i) the Termination of Employment of the Recipient if the Company is obligated to purchase such shares as a result of the Termination of Employment or (ii) if the Company is not so obligated, the date of the Corporation’s written election to purchase the Recipient’s shares; provided that if the Recipient is entitled to exercise a Stock Option Award following the Termination of Employment of the Recipient the settlement shall be held no later than ninety (90) days after the exercise of such Stock Option Award. The settlement shall be held at the principal office of the Company or at such other place which the Company and the Recipient or, in the case of a Trust Award, the Trustees of the Trust, shall otherwise agree upon. At the settlement, the certificate or certificates representing the shares so purchased shall be delivered to the Company. Furthermore, at the settlement, provided there is a purchase of all of his or her shares in connection with a Termination of Employment, such Recipient shall, if applicable, deliver a written resignation as a director and/or officer of the Company and any of its affiliates and/or as a trustee under any employee benefit trust then maintained by the Company or any of its affiliates.

8.6                               Payment. Payment for the shares of Restricted Stock purchased by the Company shall be as follows:

(a)  If such purchase price is less than or equal to Twenty Thousand Dollars ($20,000), then there shall be a cash payment equal to the entire price.

(b)  If such purchase price is greater than Twenty Thousand Dollars ($20,000), then there shall be a cash payment of Twenty Thousand Dollars ($20,000) and the balance shall be paid to the Recipient by the issuance of a promissory note, as described in Section 8.6(c) hereof.

(c)  A promissory note issued by the Company to the Recipient pursuant to this Section 8.6(c) hereof shall provide for a term of five (5) years and provide for the payment of principal in twenty (20) equal quarterly installments. Interest shall accrue on the unpaid balance thereof and shall be payable simultaneously with payments of principal at an annual rate equal to the Prime Rate as of the date of settlement and with such rate of interest to be adjusted on each anniversary of the settlement. The first of such installments of principal and interest shall be due and payable three (3) months after the settlement. The Company may prepay the unpaid principal balance and any accrued and unpaid interest at any time without penalty.

8.7                               Legal Prohibition on Repurchase. In the event that the Company is obligated to purchase or acquire Restricted Stock pursuant to Section VII or this Section VIII, and in the further event that, under the applicable laws of the jurisdiction of incorporation of the Company, the Company is legally prevented from purchasing or acquiring all such Restricted Stock, the Company shall promptly take (or cause to be taken) such measures (whether it be an amendment of the Articles or Certificate of Incorporation or Bylaws of the Company, a reduction of its capital, a reappraisal of its assets and/or any other legal corporate action), as are necessary or appropriate to enable the Company to purchase or acquire such Restricted Stock hereunder. Upon a Public Offering, the rights and obligations of the Company under this Section 8.7 shall lapse.

8.8                               Purchase by Other Shareholders. In the event that the measures described in Section 8.7 hereof prove ineffective and that, despite such measures, the Company is legally prevented under the laws of such jurisdiction of incorporation or for any other reason whatsoever from purchasing all of the Restricted Stock which the Company is obligated to purchase or acquire hereunder, each of the other shareholders of the Company who owns at least one percent (1.0%) of the outstanding shares of the Company’s common stock shall have the option (but shall not have the obligation) to purchase pro rata, in proportion to such shareholder’s relative ownership of shares of Company common stock, or in such other proportion as they shall otherwise agree upon, that part (even to the extent of all) of the Restricted Stock which the Company is legally prevented from purchasing or acquiring hereunder, and if such option is so exercised, all references herein to the Company with respect to such purchase or acquisition shall be deemed to be references to the Company and/or to such other shareholders, where applicable. In the event that none of the other shareholders exercises the aforesaid option to the purchase, or only a portion of such Recipient’s Restricted Stock are purchased pursuant to such option, the Company shall purchase or acquire such Restricted Stock or the balance of such Restricted Stock, as the case may be, as soon as practicable after such time as it is no longer legally prevented from making such purchase or acquisition. Upon a Public Offering, the rights and obligations of the Company, the Recipients and the other shareholders of the Company set forth in this Section 8.8 shall lapse.

8.9                               Delivery of Restricted Stock and Documents. Upon the closing of any purchase of any Restricted Stock pursuant to Sections 7.4, 7.5, 7.6, 7.7 or this Section VIII, the seller shall deliver to the purchaser the following:  the certificate or certificates representing the Restricted Stock being sold, duly endorsed for transfer, and such assignments, certificates of authority, consents to transfer, instruments and evidences of title of the seller and of the seller’s compliance with the provisions of this Plan as may be required by the Board or as may be reasonably required by the purchaser.

8.10                        Remedy for Failure to Transfer Shares. The Recipients agree that the Restricted Stock issued and held hereunder is unique, that failure to perform the obligations provided by this Plan will result in irreparable damage to the Company, and that specific performance of these obligations may be obtained by suit in equity. Further, in the event that a Recipient shall be required to sell his or her Restricted Stock pursuant to any provision of the Plan, and such Recipient is unable to, or for any reason does not, deliver the certificate or certificates evidencing such Restricted Stock to the person who, or entity which, is (or desires) to purchase or acquire such Restricted Stock, the purchaser or acquirer of such Restricted Stock may deposit the purchase price for such Restricted Stock with any bank doing business within fifty (50) miles of the Company’s principal office, or with the Company’s certified public accountant, as agent or trustee, or in escrow, for such Recipient, to be held by such bank or accountant until withdrawn by such Recipient. Upon such deposit by the purchaser or acquirer of such Restricted Stock, and upon Registered Notice to the Recipient who was required to sell, (i) the Restricted Stock of such Recipient to be sold or acquired pursuant to the applicable provisions of this Section VIII shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser or acquirer, (ii) such Recipient shall have no further rights thereto, and (iii) the Company shall record such transfer in its stock transfer book.

8.11                        Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Recipient to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Recipient’s FICA obligation) required to be withheld with respect to an Award, any exercise thereof, or any dividends or other distributions payable with respect thereto. Subject to the requirements of applicable laws, the Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Recipient to satisfy such tax withholding obligation in whole or in part, by (a) electing to have the Company withhold otherwise deliverable shares of Restricted Stock having a Fair Market Value not exceeding the minimum amount required to be withheld, or (b) delivering to the Company shares of stock of the Company then owned by the Recipient.

8.12                        Treatment of Trust Awards. Upon the Termination of Employment of a Recipient (a) any vested property, other than Restricted Stock held in the Trust for the Recipient’s benefit, shall be distributed to the Recipient in accordance with the terms of the Trust; and (b) any Vested Plan Shares shall either be distributed to the Recipient or repurchased by the Company pursuant to Section 7.5, 7.6 or 7.7 and (c) any non-vested shares of Restricted Stock shall be forfeited to the Company. In the event of a Financial Hardship of the Recipient, the smallest number of whole Vested Plan Shares having a Fair Market Value not less than the amount of the distribution determined by the Committee pursuant to Section 8.3 may be repurchased by the Company from the Restricted Stock held in the Trust for the Recipient’s benefit if so directed by the Committee. The Company shall determine the amount, if any, of any tax withholding obligation with respect to Awards held by the Trust and the Trust shall retain and promptly remit all such amounts to the Company prior to making any distribution to a Recipient. Where Restricted Stock held in Trust is repurchased by the Company, the cash or notes received by the Trust in return for such stock, less any withholding, shall be remitted to the Recipient by the Trust within seven (7) days of the receipt of such money or notes by the Trust.

8.13                        Stock Option Award Buyout Provisions. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, subject to applicable laws, the Committee may cause any Stock Option Award granted hereunder to be cancelled in consideration of a cash payment or alternative grant made to the holder of such cancelled Stock Option Award equal in value to the excess of the aggregate Fair Market Value of the common stock subject to such cancelled Stock Option Award over the aggregate exercise price of such cancelled Stock Option.

SECTION IX

FINALITY OF DETERMINATION

9.1                               Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be conclusive.

9.2                               Rules Governing the Administration of the Committee. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

9.3                               Indemnification. In addition to such other rights as they may have as directors, the members of the Board (in their capacity as such and also as members of the Committee) shall be indemnified by the Company against the reasonable expenses (including attorneys’ fees) incurred in connection with the defense of any action, suit or proceeding, and in connection with any appeal therein, to which they or any of them may be a party by reason of any action or failure to act in connection with this Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be finally adjudged in such action, suit or proceeding that the Board member is liable for willful misconduct or gross negligence in the performance of his duties or that the Board member knowingly violated criminal law; provided that within 60 days after institution of any such action, suit, or proceeding (or within 30 days after service upon such member of legal process in such case, if later) the Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

SECTION X

LIMITATIONS

10.1                        No Right to Award. No person will at any time have the right to receive an Award except as expressly provided hereunder and no person will have authority to enter into an agreement for the granting of such an Award or to make any representation or warranty with respect thereto.

10.2                        Right of Recipients. Recipients of Awards will have no rights in respect thereof other than those set forth in the Plan and Award Agreements. Except as provided in Section VII, above, such rights may not be assigned or transferred except by will or by the laws of descent and distribution; and each Stock Option Award shall be exercisable during the Recipient’s lifetime only by the Recipient. If any attempt is made to sell, exchange, transfer, pledge, hypothecate, or otherwise dispose of any Restricted Stock held by the Recipient under restrictions which have not yet lapsed, the shares that are the subject of such attempted disposition will be deemed offered to the Company for repurchase or forfeiture. If the Company elects to make such a repurchase:  (a) any Vested Plan Shares will be repurchased at a price equal to the lesser of (i) the federal income tax basis of the Recipient for such Vested Plan Shares or (ii) the Fair Market Value of such Vested Plan Shares as of the date of such attempted disposition; and (b) any non-vested shares of Restricted Stock will be repurchased in accordance with Section 8.4. Upon any attempt to transfer a Stock Option Award or any interest therein contrary to the provisions of this Plan, or to subject the Stock Option Award or any interest therein to execution, attachment or similar process, the Stock Option Award shall immediately terminate and become null and void. Before issuance of shares of Restricted Stock, no such shares will be earmarked for the Recipients’ accounts nor will such Recipients have any rights as shareholders with respect to such shares.

10.3                        No Right to Continued Employment. Neither the Company’s action in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan, nor any provision of the Plan, will be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

10.4                        Unsecured Creditor Status. The agreement to pay any Cash Award and any contributions to the Trust on behalf of Recipient are mere promises by the Company to make payments in the future and each Recipient has the status of a general unsecured creditor of the Company with respect to any such Award. It is the intention of the parties that this Plan is unfunded for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

10.5                        Limitation on Actions. Every right of action by or on behalf of the Company or by any shareholder against any past, present, or future member of the Board, the Committee, or any officer or employee of the Company arising out of or in connection with this Plan shall, regardless of the place where the action may be brought and regardless of the place of residence of any such director, committee member, officer or employee, cease and be barred by the expiration of one year from the later of:

(a)                                 the date of the act or omission in respect of which such right of action arises; or

(b)                                 the first date upon which there has been made generally available to shareholders an annual report of the Company and a proxy statement for the annual meeting of shareholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the amount of the awards.

In addition, any and all right of action by any employee (past, present or future) against the Company or any member of the Committee arising out of or in connection with this Plan will, regardless of the place where action may be brought and regardless of the place of residence of any Committee member, cease and be barred by the expiration of one year from the date of the act or omission in respect of which such right of action arises.

SECTION XI

AMENDMENT, SUSPENSION OR TERMINATION OF PLAN

Except as otherwise provided in the Plan, the Board may at any time terminate and, from time to time amend, suspend or modify the Plan in whole or in part. Any such action of the Board may be taken without the approval of the Company’s shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation, including Section 422 of the Code and any applicable requirements of a stock exchange or self regulatory organization or if failure to obtain such approval would give any shareholder preemptive rights with respect to any shares of Restricted Stock. No amendment, modification, suspension or termination of the Plan shall in any manner affect adversely rights or obligations with respect to Awards previously made without the consent of the Recipient of such Award.

SECTION XII

GOVERNING LAW

The Plan will be governed by the laws of the state of incorporation of the Company, except where such laws are superseded by the laws of the United States of America.

SECTION XIII

EXPENSES OF ADMINISTRATION

All costs and expenses incurred in the operation and administration of this Plan will be borne by the Company.

SECTION XIV

REGISTRATION OF RESTRICTED STOCK

14.1                        Registration Requirement. If the Company determines at any time to register any of its securities under the Securities Act of 1933, as amended (or similar statute then in effect) the Company, at its expense, will include among the securities which it then registers all shares of Restricted Stock or other stock or securities issued in respect thereof, in exchange therefor, or in replacement thereof. The requirement of the preceding sentence, however, will not apply to the extent that any Recipient at that time has no present intent to sell or distribute the relevant shares. Also, in the case of stock or securities not of the Company, the Company’s obligation under this Section XIV will be limited to using its best efforts to effect such registration.

14.2                        Written Notification. As to each registration pursuant to this Section XIV, the Company will keep the Recipients advised in writing as to the initiation of proceedings for such registration and as to the completion thereof, and at its expense will keep such registration effective for a period of nine months, or until all sales and distributions contemplated in connection therewith are completed, whichever period is shorter. Each Recipient will at his or her own expense furnish to the Company such information regarding the Recipient and the Recipient’s ownership of Restricted Stock (or other stock or securities) as the Company may reasonably request in writing in connection with any such registration.

14.3                        Prospectus; Indemnification. To the extent the same are required for resales of Restricted Stock by Recipients, the Company, at its expense, will furnish to each Recipient such number of prospectuses incident to any such registration as such Recipient from time to time reasonably may request. In addition, the Company will indemnify each such Recipient against all claims, losses, damages, and liabilities caused by any untrue statement of a material fact contained in such prospectus (or in any related registration statement) or by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Company by such Recipient expressly for use therein. Further, as a condition precedent to the obligations of the Company pursuant to this Section XIV, each Recipient will agree in writing to indemnify the Company against all claims, losses, damages and liabilities caused by an untrue statement or omission based upon information furnished to the Company by such Recipient expressly for use therein.

SECTION XV

EFFECTIVE DATE

The effective date of the Plan shall be the date of its adoption by the Board; provided, however, that if the Company’s jurisdiction of incorporation is the District of Columbia, then no shares of Restricted Stock shall be issued pursuant to the Plan until it has been approved by a two-thirds vote of the shareholders of the Company. Notwithstanding any other provision of this Plan to the contrary, no Qualified Options shall be issued unless this Plan has been approved by a vote of the shareholders of the Company within twelve (12) months of the effective date.